                                                                    Exhibit 10.8

                              AMENDED AND RESTATED
                      PRODUCT MARKETING AND SALES AGREEMENT

         THIS AMENDED AND RESTATED PRODUCT MARKETING AND SALES AGREEMENT (this "Agreement") is made as of the 13th day of June, 2001, by and between Alcor Chemie Vertriebs AG, a corporation organized under the laws of Switzerland, acting on behalf of itself and its Affiliates (individually and collectively, "Alcor Vertriebs"), Alcor Chemie AG, a corporation organized under the laws of Switzerland, acting on behalf of itself and its Affiliates (individually and collectively, "Alcor Chemie"), NOOFOT GmbH, a limited liability company organized under the laws of Switzerland, acting on behalf of itself and its Affiliates (individually and collectively, "Noofot") together with Alcor Vertriebs and Alcor Chemie, "Alcor") and Ethyl Services GmbH, a limited liability company organized under the laws of Switzerland, acting on behalf of itself and its Affiliates (collectively, "Ethyl").

         WHEREAS, Alcor and Ethyl each desire to amend and restate the terms of that certain Product Marketing and Sales Agreement, dated as of January 1, 2000, by and among Alcor Vertriebs, Alcor Chemie and Ethyl (the "Product Marketing and Sales Agreement"); and to add Noofot as a Party to the Product Marketing and Sales Agreement.

         WHEREAS, governmental authorities in countries around the world have promulgated laws and regulations which have effectively banned or severely limited the amount of lead antiknock compounds which can be used in motor fuels for health, safety and environmental reasons;

         WHEREAS, said governmental authorities have continued to take actions and plan to take additional measures in the future to further reduce or eliminate the amount of AK currently used in motor fuels;

         WHEREAS, because these actions have accelerated the reduction of demand for AK, the product life of AK has been significantly reduced as a useful additive in motor fuel;

         WHEREAS, as a result of these actions and other factors, it has and will continue to become increasingly more expensive and inefficient to market and to sell the ever decreasing amount of AK throughout the world as this product reaches the end of its life cycle;

         WHEREAS, because of these and other factors, Noofot has entered into that certain Marketing, Supply and Service Agreement with Veritel Chemicals B.V., a company organized under the laws of The Netherlands ("Veritel"), and General Innovative Investments N.V., a company organized under the laws of the Netherlands Antilles ("GII"), as well as that certain Purchase and Sales Commission Agreement with Veritel such agreement relating to the supply and provision of services in the marketing and sale of AK under certain terms and conditions;

         WHEREAS, Noofot has agreed to assign to Alcor in its entirety the Marketing, Supply and Service Agreement, the Purchase and Sales Commission Agreement, and all other agreements that Noofot has entered into effective as of June 13, 2001;

         WHEREAS, Alcor and Ethyl believe that significant cost savings and efficiencies and health, safety and environmental benefits can be realized by entering into this Agreement to market and promote the sale and safe distribution of AK in certain areas of the world as the demand for AK continues to decline;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the Parties agree as follows:

1.       Definitions
         ------------

         As used in this Agreement, the following terms shall have the following meanings:

         Affiliates of any Person shall mean any entity controlling, controlled by or under common control with such Person and in addition if such Person is a Party, any entity which succeeds to that portion of the business or ownership of the assets of that Party to which this Agreement pertains.

         Agreement shall mean this Amended and Restated Product Marketing and Sales Agreement.

         Agreement Activities shall mean all of the activities performed by the Parties pursuant to the terms of this Agreement. It is specifically agreed that the manufacture of Product is not one of the Agreement Activities.

         Agreement Proceeds shall mean the amount determined pursuant to Schedule B to this Agreement.

         Alcor shall mean individually and collectively Alcor Vertriebs and Alcor Chemie and their respective Affiliates.

         Bulk Distribution Agreement shall mean the Agreement for Bulk Transportation between The Associated Octel Company Limited and Ethyl Corporation, dated as of March 25, 1994, as amended.

         Bulk Distribution Services shall mean the bulk distribution services provided by Ethyl described in Paragraph 9(a) of this Agreement.

         Change of Control shall mean:

             (i) the acquisition by an independent third party(ies) of more than 50 percent of the outstanding voting stock of Octel Corp, The Associated Octel Company Limited, OBO Adler Company Limited, Alcor, Noofot, Ethyl Corporation or Ethyl but excluding the formation of a new holding company and inter-group reorganizations so long as there is no change in the ultimate control of the applicable company listed above; or

             (ii) the acquisition by an independent third party(ies) of substantially all the AK business assets of Octel Corp., The Associated Octel Company Limited, OBO Adler Company Limited, Alcor, Noofot, Ethyl Corporation or Ethyl; or

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            (iii)  the assignment to an independent third party(ies) by either Party of substantially all of their rights or obligations under this Agreement.

         Notwithstanding the above, Change of Control shall not mean any internal reorganization of one or more of Octel Corp., The Associated Octel Company Limited, OBO Adler Company Limited, Alcor, Noofot, Ethyl or Ethyl Corporation and their respective Affiliates, including any spin-off or split-off of assets or businesses to the shareholders of any of the aforementioned Persons or the purchase of stock, assets or businesses conducted by any of the aforementioned Persons by any person or group which owns 20 percent or more of the voting stock of such Person as of the date of this Agreement.

         Contract Year shall mean the period beginning on January 1, 2000 and ending on December 31, 2000 and each calendar year thereafter during the term of this Agreement and any extension thereof.

         Council shall mean the Strategic Council.

         Effective Date shall mean January 1, 2000.

         Embargoed Countries shall mean any country or countries that is subject to sanctions imposed by the United States government pursuant to the Trading With the Enemy Act (50 App. U.S.C.A.ss.1) or The International Emergency Economic Powers Act (50 U.S.C.A.ss.1701).

         Ethyl shall mean Ethyl Service GmbH and its Affiliates.

         Ethyl Corporation shall mean Ethyl Corporation and its Affiliates.

         GII shall mean General Innovative Investments, a company organized under the laws of The Netherlands Antilles and its Affiliates.

         EEA shall mean these countries that are from time to time members of the European Economic Area.

         LIBOR shall mean the London interbank offered rate in effect from time to time as published in The Financial Times on the date in question or, if not published on such date, on the immediately preceding date on which it was published.

         Marketing, Supply and Service Agreement shall mean              .

         Noofot shall mean Noofot GmbH and its Affiliates.

         North America shall mean the countries of Canada and the United States.

         Octel Corp. shall mean Octel Corp. and its Affiliates.

         Octel Guaranty shall mean                .

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         Parties or Party shall mean collectively and individually each of Alcor and Ethyl.

         Party Services shall mean all of the services performed by the Parties pursuant to the terms of this Agreement.

         Person shall mean an individual, a partnership, a corporation, a company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof.)

         Product shall mean lead alkyl antiknock compounds ("AK") made available for sale, marketed and/or sold, directly or indirectly, to customers for use in the Territory by Alcor and/or Noofot and any new or modified lead alkyl products made available for sale, marketed and/or sold, directly or indirectly, by Alcor and/or Noofot during the term of this Agreement or any extensions thereof.

         Purchase and Sales Commission Agreement shall mean                .

         Services shall mean the Party Services.

         Sintez shall mean the Sintez Joint Stock Company, a joint stock company organized under the laws of the Russian Federation and its Affiliates.

         Sintez Guaranty shall mean                           .

         Territory shall mean all of the countries and regions of the world, other than, and specifically excluding North America and the Embargoed Countries.

         United States shall mean the fifty states of the United States of America, the District of Columbia and all possessions and territories of the United States of America, including Puerto Rico and the United States Virgin Islands.

         Veritel shall mean Veritel Chemicals B.V. a company organized under the laws of The Netherlands and its Affiliates.

         Wholesale Price shall mean the cost for all Product sold in the Territory which shall be calculated by using the applicable pricing formula set forth in Schedule G to this Agreement. The Parties acknowledge that the applicable prices set forth in Schedule G to this Agreement were negotiated at arms length.

         Working Capital shall mean the working capital as determined in accordance with Schedule D to this Agreement.

2.       Purpose of the Agreement

         The purpose of this Agreement is to establish a marketing, distribution and service arrangement for direct and indirect sales of Product by the Parties to customers for use in the Territory. Alcor and Ethyl each agree, and shall cause each of their respective Affiliates to agree, to exclusively market and sell Product to customers for use in the Territory pursuant to the terms of this Agreement. To support this marketing, distribution and service arrangement, each Party will provide various goods and services to the other Party. GII and/or Veritel will provide certain services to Alcor pursuant to the Marketing, Supply and Service Agreement and the Purchase and Sales Commission Agreement as more specifically set forth in such agreements. The rights conferred by this Agreement are strictly contractual in nature, it being expressly understood and agreed that neither Party shall by reason of this Agreement be deemed to have entered into a partnership or to have acquired directly or indirectly any stock, share capital, equity or other interest in the other Party. It is further understood and agreed that the Agreement Activities are limited strictly and exclusively to the Territory and shall not extend beyond the Territory. Unless earlier terminated pursuant to this Agreement, this marketing, distribution and service arrangement shall continue so long as sales of Product in the Territory remain economically feasible. The proceeds generated from the sale of Product resulting from deliveries made to customers in the EEA by Alcor and Ethyl on or after June 13, 2001 shall be calculated and accounted for using the same basis as set forth in Schedule B and Schedule D and shall be included in determining Agreement proceeds pursuant to Schedule B of this Agreement and such deliveries of Product to customers in the EEA shall be treated as if made pursuant to the terms of this Agreement.

3.       Payment for Services

         a.  The Parties hereby acknowledge and agree that on April 19,
             2000, Ethyl paid to Alcor the sum of       as a prepaid cost to
             Alcor for providing its Party Services pursuant to this Agreement.

         b.  The Parties further acknowledge and agree that Ethyl paid to
             Alcor interest in the aggregate amount of       on the prepaid
             service cost of       for the period commencing on January 1, 2000
             until April 18, 2000.

         c.  Ethyl shall pay to Alcor the sum of       by wire transfer of
             immediately available funds to an account designated by Alcor or one of its Affiliates within three days after the execution of this Agreement for payment for services described in this Agreement. For the avoidance of doubt, such payment shall not constitute a cash advance from Ethyl to Alcor pursuant to Schedule D of this Agreement and no portion of such payment shall be refundable or returnable to Ethyl pursuant to this Agreement.

4.       Territory

         This Agreement and its terms shall only apply to activities within the Territory. Neither Party shall have any rights, responsibilities or obligations to the other Party under this

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Agreement for activities relating to the manufacture, distribution, marketing and sale of Product to:

         a.  customers outside the Territory; and

         b. customers inside the Territory prior to the Effective Date of this Agreement.

         c.  customers inside the EEA prior to June 13, 2001.

         d. customers inside Russia for Product sourced from Sintez after June 13, 2001.

5.       Representation and Warranties

         a. Alcor represents and specifically warrants to Ethyl as partial consideration for and as an inducement for Ethyl to enter into this Agreement, to the best of its actual knowledge, that the statements contained in this Paragraph 5(a) are correct and complete as of June 13, 2001 and as of the date this Agreement is signed by each of the Parties. For purposes of this paragraph of the Agreement and this paragraph only, Territory shall mean all countries and regions of the world excluding the United States and Russia.

               (i)

               (ii)

               (iii)

               (iv)

               (v)

               (vi)

               (vii)

               (viii)

         b. Each Party represents and specifically warrants to the other Party as partial consideration for and as an inducement for such Party to enter into this Agreement that the statements contained in this Paragraph 5(b) are correct and complete as of the date this Agreement is signed by each of the Parties.

             (i) Such Party is a company duly organized and validly existing under the laws of the jurisdiction of its formation.

             (ii) Such Party has full power and authority to enter into and deliver this Agreement and perform its obligations hereunder. This Agreement does not (i) require the consent of any third Person and/or (ii) constitute a material breach or default or permit termination, modification or acceleration of any contract or agreement. This Agreement constitutes the valid and legally binding obligations of such Party, enforceable in accordance with its terms.

6.       Operations
         -----------

         Each Party shall independently provide its Party Services and be solely responsible for the manner in which they are carried out.

7.       The Strategic Council
         ---------------------

         The Party Services will be overseen by the Council composed of six members. Three members shall be appointed at the sole discretion of each Party. The actions of the Council shall be governed as provided in Schedule A to this Agreement.

8.       Party Services
         --------------

         Party Services provided by each Party hereunder shall be directed by a manager who will be subject to oversight by the Council (the "Manager"). The Manager shall be selected by Alcor. Alcor will consult with the Council about the selection of the Manager but shall retain the ultimate right to make such selection. The Manager shall be responsible for directing the performance of Party Services. Employees providing Services under this Paragraph 8 of the Agreement shall remain employees of the respective Parties. The Parties shall be reimbursed in accordance with Schedule C to this Agreement for the cost associated with the provision of such Services. In addition to providing those Services, the Parties shall provide upon request from the

Manager and approval by the Council, consulting and other services in support of this Agreement.

         The Manager shall prepare for review at each scheduled Council meeting a report on the sales and marketing activities within the Territory, including financial results for the period as well as any significant issues affecting such activities. The format and content of such report shall be subject to approval by the Council.

9.       Product
         -------

         Except as otherwise approved by the Council, all Product marketed pursuant to this Agreement shall be provided by one or more of Veritel, Alcor or its Affiliates. Alcor, its Affiliates and Veritel, shall supply all of the Product requirements for sale to customers for use in the Territory during the term of, or any extension of, this Agreement. The Wholesale Price shall be determined in accordance with Schedule G to this Agreement as of the date of timely invoice to customers.

10.      Distribution Services
         ---------------------

         Ethyl and Alcor shall jointly review the costs of distribution by bulk and non-bulk with the objective of minimizing the overall distribution costs within the Territory, and shall cooperate with each other to reduce the costs of bulk and non-bulk distribution (including maintenance, decontamination and disposal of distribution equipment).

         a. Bulk Distribution. Alcor and Ethyl agree that the Bulk Distribution Services required to deliver Product to customers in the Territory shall be provided under the Bulk Distribution Agreement for as long as such bulk distribution services are utilized. Except as otherwise provided in the Bulk Distribution Agreement, all equipment used to provide these services shall remain the property of Ethyl or one of its Affiliates and Ethyl shall be responsible for properly maintaining such equipment as well as decontaminating and disposing of such equipment as required by law under the terms of the Bulk Distribution Agreement when no longer suitable for use.

         b. Non-Bulk Distribution Services. Alcor and Ethyl agree that the Non-Bulk Distribution Services required to deliver Product to customers in the Territory shall be provided on terms set forth in Schedule C to this Agreement. All equipment and facilities used to provide these services shall remain the property of the Party owning the equipment. Each Party shall be responsible for decontaminating and disposing of such equipment as required by law when no longer suitable for use, except where such equipment is purchased or leased after the Effective Date for exclusive use in the Territory by Alcor, in which case any required decontamination and disposal thereof shall be provided by Alcor under Schedule C, Section A-I, to this Agreement, provided such services are cost competitive with other decontamination services available at that time and meet the environmental and responsible care standards of each of Alcor and Ethyl. For Product shipped in equipment from facilities maintained by Alcor or one or more of its Affiliates, all equipment shall be in good operating condition, fit for the purposes intended, and duly certified. Maintenance services for non-bulk distribution equipment and acquisition or lease of new equipment for such use shall be pursuant to Schedule C, Sections A-I and B-I, to the Agreement. At Alcor's request and at Ethyl's option, Ethyl shall provide terminaling services at its facilities in Dordrecht, The Netherlands, and Singapore to Alcor in support of sales of Product to customers in the Territory upon the terms and compensation set forth in Schedule C, Section B-I, to this Agreement, the amount of such compensation to be pre-notified upon request by Alcor.

11.      Marketing, Sales and Distribution Services
         ------------------------------------------

         Marketing, sales and distribution services means the marketing, sales and distribution services and support services to effectively sell Product to customers for use in the Territory including but not limited to administrative, logistics and order processing services, technical support, professional services, and information technology. All marketing and sales of Product to customers for use in the Territory pursuant to this Agreement shall be by and in the name of one or more of Alcor and its Affiliates or, at Alcor's authorization and direction, in the name of Veritel pursuant to the Marketing, Supply and Service Agreement and the Purchase and Sales Commission Agreement. Except as otherwise provided in this Agreement, all orders shall be placed with one or more of Alcor and its Affiliates, and one or more of Alcor and its Affiliates shall collect all proceeds from such sales. Such Services shall be provided by Alcor and its Affiliates pursuant to Schedule C, Section A-I(ii) to this
Agreement                   .

12.      Agreement Proceeds Calculation
         ------------------------------

          a.

          b.

          c.

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13.      Payments
         --------

         a. The Parties agree that, except as otherwise expressly stated herein, cash distributions relating to Party Services shall be made within 15 days following the end of the month to which they relate and shall be calculated as provided in Schedule D.

         b. For the term of this Agreement, Ethyl agrees to maintain its Swiss company status and to submit itself to Swiss tax jurisdiction and pay applicable Swiss tax attributable to funds received pursuant to this Agreement. Ethyl will furnish Alcor with written confirmation when such return is filed and payments are made. Ethyl shall also provide Alcor with prompt notice of any actions or circumstances beyond their control which may have the effect of removing Ethyl from Swiss tax jurisdiction.

         c. Alcor and Ethyl believe that under current Swiss law Alcor is not required to withhold taxes from any amounts payable to Ethyl under this Agreement and accordingly, that all such payments should be made gross of tax. However, if in the future the applicable revenue ruling is reversed or is no longer applicable due to actions beyond Alcor's control and Alcor should reasonably determine that tax withholding on amounts to be paid to Ethyl is required, then Alcor may, after advising Ethyl of the basis for its determination, effect withholding as appropriate. If, based on Alcor's conclusion that withholding is not legally required, Alcor makes payments to Ethyl without withholding taxes and it is later determined that withholding was required, Ethyl shall indemnify Alcor for any liability Alcor suffers from having failed to withhold such taxes.

         d. Ethyl shall have the right, in good faith by appropriate proceedings to contest in Alcor's name any withholding taxes which Alcor has reasonably determined and required by law to be made. Alcor agrees to cooperate fully with Ethyl in any way Ethyl may reasonably request in connection with such contest.

         e. Any contest conducted by Ethyl shall be conducted at Ethyl's expense and in the event of any penalties, interest or late charge with respect to taxes as a result of such taxes become payable, Ethyl shall reimburse Alcor for the same.

14.      Audit and Investigation Rights
         ------------------------------

         a. Each Party providing Services and/or providing Product pursuant to this Agreement shall prepare and maintain the necessary books and accounting records as required by good and prudent business practice and generally accepted accounting principles. Such records shall accurately reflect the cost of Services and/or Product provided by such Party or such Party's Affiliates. Alcor shall cause an annual audit of the financial reports under this Agreement to be conducted and the cost of such audit shall be covered under this Agreement.

         b. In addition, each Party shall have the right to have an independent auditor conduct a special examination of, or perform an agreed upon procedures review (each, an "Audit") in connection with such records to determine if such records accurately reflect the financial results of the activities conducted pursuant to this Agreement (including the Agreement Proceeds Calculation) and that Services and/or Product provided by each of the Parties were accurately recorded and the charges for such Services and Product were correct. Such Audit shall be conducted under the terms of a confidentiality agreement and shall be used for the sole purpose of determining whether an overcharge or undercharge has occurred. Such Audit will be conducted during normal business hours and shall be at the expense of the Party requesting the Audit. Only the final report of the auditor's conclusions will be provided to both Parties.
             If such Audit reveals a discrepancy in favor of the Party requesting said Audit, and upon agreement of the other Party, said discrepancy shall be promptly reimbursed. If the Parties cannot reach agreement regarding the auditor's report, either Party may exercise its rights under Paragraph 18 of this Agreement which shall constitute the sole remedy of the Parties to resolve the matter. Upon resolution of the matter, the successful Party shall be entitled to interest on the amount owed from the date such sum was due to the date such sum was paid. Interest shall be calculated at the rate of LIBOR plus three percent per annum. If the Audit determines that an overcharge of less than US$100,000 has occurred, the Parties shall divide the cost of the Audit equally between them. If, pursuant to such an Audit, it is determined that an overcharge in excess of US$100,000 has occurred to the detriment of the Party requesting the Audit, then the cost of the Audit shall be paid by the other Party.

15.      Term of the Agreement
         ---------------------

         This Agreement shall become effective as of the Effective Date and shall continue for an initial term of 11 Contract Years and successive Contract Years thereafter so long as Alcor, its successor or its Affiliates continues to make Product available for sale (whether directly or indirectly), provided that neither Alcor nor Ethyl invokes its rights under Paragraph 17 of this Agreement.

16.      Insurance and Liabilities
         -------------------------

         a. Each Party shall obtain and maintain during the term of this Agreement with insurers reasonably acceptable to the other Party insurance coverage of the types and minimum limits as set forth in Schedule F to this Agreement with regard to supplying Product and performing Party Services pursuant to this Agreement.

         b.  As to claims between the Parties:

             (i) In the event Product for sale to customers within the Territory supplied by: (A) one or more of Alcor and its Affiliates and manufactured by one or more of
                  Alcor and its Affiliates or one or more of Ethyl and
                  its Affiliates, fails to be of merchantable quality
                  and meet the required customer Product
                  specifications, the supplier of such Product shall be responsible at its sole expense for the costs of returning, reprocessing (including disposal, if necessary) and/or replacement of such material with Product which is merchantable and meets
                  the required customer Product specifications at such supplier's sole expense; and (B) Veritel, GII or
                  Sintez fails to be of merchantable quality and meet
                  the required customer Product specifications, Alcor
                  shall advise the Strategic Council promptly of the
                  rights and remedies available to it under the terms
                  of the Marketing, Supply and Service Agreement and
                  the Sintez Guaranty to seek recovery for the costs, expenses and losses incurred as a result of such failure. Any course of action to seek or not seek
                  recovery shall be approved by the Council.

           (ii) Each Party shall perform Party Services in a safe, professional, cost-effective manner in accordance with industry standards and the requirements of the Council. In the event a Party performs services and such services are improperly or negligently performed, the supplier of such services as its sole liability in respect of such failure shall not be entitled to the relevant service fee as set forth in Sections A-I and B-I of Schedule C to this Agreement in respect of such unsatisfactory services.

           (iii) Without prejudice to Paragraphs 16(b)(i) and (b)(ii), there shall be no claims made by either Party against the other Party in providing Product and/or rendering Party Services pursuant to this Agreement for any direct, indirect or consequential loss (including lost profits) as a result of non-compliance irrespective of the cause or reason unless such loss or damage arises as a direct result of a deliberate act or omission of a Party with the intent of causing economic loss to the other Party, a material breach of or a wilful refusal of a Party to comply with the terms of this Agreement.

      c.

17.      Termination
         -----------

         This Agreement is terminable under the following circumstances:

         a. The Agreement is terminable at any time by mutual agreement in writing of the Parties.

         b. Provided such information is not confidential, each Party shall give not less than 30 days notice of a possible Change of Control. In any event, each Party shall notify the other immediately following a Change of Control. Upon a Change of Control, the other Party may terminate this Agreement by giving written notice and by tendering the Termination Fee (as defined below) in cash within 30 days of the determination of the Termination Fee.

         c. Either Party may terminate this Agreement upon the expiration of the 11th Contract Year by providing written notice 180 days prior to expiration of the 11th Contract Year, or successive Contract Years, and making a payment to the non-terminating party in an amount equal to the Termination Fee less any amounts owed by one Party to the other within 30 days of determination of the Termination Fee. Giving notice and then failing to make the Termination Fee payment to the other Party under Paragraph 17(c) herein shall preclude the Party giving notice from serving another notice of termination within two years from the date of the original notice.

         d. Upon termination of this Agreement pursuant to Paragraphs 17(b) or (c), the Party receiving the Termination Fee shall not within a period of three years engage in the sale of Product in the Territory.

         e. If neither Party terminates this Agreement pursuant to this provision as provided in the provisions of Paragraphs 17(a),
             (b) or (c), this Agreement shall continue in full force and effect for successive Contract Years thereafter as provided in Paragraph 15.

         f.



         g.

         h. The Parties agree that the provisions of this Paragraph 17 shall not constitute a lien or encumbrance on the assets or the property of either Party.

18.      Disputes
         --------

         Except as otherwise provided herein, any dispute between the Parties with respect to this Agreement or matters upon which the Council cannot agree and an impasse is reached shall be resolved in accordance with the dispute resolution procedure set forth in Schedule E to this Agreement.

19.      Contingencies
         -------------

         Neither Alcor nor Ethyl shall be liable for failure to perform its obligations as required under this Agreement where such failure to perform is caused by an event or circumstance beyond the reasonable control of the Party affected thereby (each, a "Force Majeure Event"). Without limiting the generality of the forgoing, a Force Majeure Event may include fire, storm, flood, act of God, war, explosion, sabotage, strike or other labor trouble, shortage of fuel and or raw material, embargo, car/wagon shortages, accident, expropriation of plant or equipment, shortage of Product and or raw materials caused in whole or in part by any governmental authority, inability to secure machinery and or other equipment or energy or raw materials for the manufacture, transport or distribution of Products, inability to obtain vessel or cargo insurance at reasonable cost due to war, revolution or civil interest, or acts or threats of action by any government or any agency thereof or any other event or circumstance beyond the reasonable control of either Party. No event or circumstance shall serve to excuse an obligation to perform hereunder if such event could have been prevented through exercise of reasonable diligence. A Party claiming the benefit of this provision shall provide written notice of the Force Majeure Event to the other Party and take all reasonable steps to cure the problem causing the inability to perform such required service.


20.      Waiver
         ------

         Failure of either Party to insist in any instance on the strict performance of any term, provision or condition of this Agreement or to exercise any option herein contained shall not be construed as a waiver of such term, provision, condition or option in any other instance.

21.      Assignment
         ----------

         The rights and obligations of any Party hereunder shall not be assigned or transferred without the prior written consent of the other Party, such consent not to be unreasonably withheld. The foregoing notwithstanding, either Party may, without the consent of the other Party, assign all or part of its rights under this Agreement to an Affiliate of the assignor or to another party in connection with its merger or transfer to such other Party of substantially all of its assets or of the business or assets to which this Agreement pertains. Nothing herein shall restrict any corporate reorganization by a Party that does not constitute a Change of Control.

22.      Notices
         -------

         Notice to either Party under any provision of this Agreement shall be deemed good and sufficient if (i) delivered in writing in person, (ii) sent by facsimile to the other Party with confirmation of receipt of transmission and promptly confirmed by air mail or (iii) delivered by commercial courier to the address of such party noted below or such other address as such Party has directed in a signed writing. Notice shall be effective on the date delivered in person, sent by facsimile or delivered by commercial courier, whichever is applicable.

         Address for notices:

                  If to Alcor, to:
                  ---------------

                  Alcor Chemie Vertriebs
                  Ruessenstrasse 16-18
                  CH - 6340 Baar
                  SWITZERLAND

                  with a copy to:
                  --------------

                  Alcor Chemie AG
                  Ruessenstrasse 16-18
                  CH-6340 Baar
                  SWITZERLAND

                  with a copy to:
                  --------------

                  NOOFOT GmbH
                  Ruessenstrasse 16-18
                  CH-6340 Baar
                  SWITZERLAND
                  and a copy to:
                  -------------

                  The Associated Octel Company Limited
                  Global House, Bailey Lane
                  Manchester M90 4AA
                  UNITED KINGDOM
                  Attn:    John Tayler
                           Corporate Secretary and General Counsel

                  and a copy to:
                  -------------

                  Kirkland & Ellis
                  Tower 42, 25 Old Broad Street
                  London EC2N 1HQ
                  UNITED KINGDOM
                  Attn:    Samuel A. Haubold, Esq.

                  If to Ethyl, to:
                  ---------------

                  Ethyl Services GmbH
                  c/o Schild Treuhand A.G.
                  Grafenauweg 8
                  P.O. Box 4763
                  CH-6304 Zug
                  SWITZERLAND

                  with a copy to:
                  --------------

                  Ethyl Corporation
                  Vice President and General Counsel
                  P.O. Box 2189 (23218-2189)
                  330 South Fourth Street
                  Richmond, VA 23219
                  UNITED STATES OF AMERICA

23.      Miscellaneous
         -------------

         a. This Agreement (including the documents and Schedules referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof. No change or modification shall be effected except by a writing agreeing to the modification or change executed by a duly authorized officer of each Party.

         b. If terms of this Agreement are found by a court of competent jurisdiction to be unlawful, unenforceable and/or legally non-binding on either Party, the Parties agree that such terms shall not affect the validity of the remainder of this Agreement and the Parties agree to substitute terms in this Agreement as near to the intent of the invalid or unenforceable provisions as is legally permissible. The Parties shall negotiate in good faith to make such changes in this Agreement as shall most nearly preserve the overall commercial intention of the Parties in entering into this Agreement. If it is determined by a court or governmental agency having competent jurisdiction that this Agreement is totally invalid, unlawful or unenforceable and an arrangement providing the same economic benefits to the Parties cannot be substituted, the Parties agree to negotiate in good faith to determine an amount to return the Parties so far as possible to the position they would have been in had this Agreement not been entered into. If the Parties cannot reach an agreement on the required adjustments within 90 days from the date this Agreement is found to be invalid, unlawful or unenforceable, then the matter shall be subject to the dispute resolution procedure set forth in Schedule E to this Agreement. If agreement cannot be reached by the Parties under the procedure, the arbitrators impaneled under the procedure shall determine the financial adjustments required to return the Parties so far as is possible to the position they would have been in had this Agreement not been entered into.

         c. Under no circumstances shall the Parties discuss with one another (or provide one another with any information) concerning prices to customers, terms of supply, and other competitive information of the lead antiknock compound market in the United States.

         d. This Agreement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Virginia, United States of America, without regard to the conflict of laws and principles thereof.

         e. The terms of this Agreement shall be regarded by the Parties as confidential and shall not be disclosed by either Party publicly or to third parties (other than Veritel, GII and their respective Affiliates) without the written consent of the other Party, provided however that disclosure may be made if required by law or compliance with regulatory requirements.

         f. Alcor shall promptly notify the Strategic Council in writing of a material breach or default of the Marketing, Supply and Service Agreement, the Purchase and Sales Commission Agreement and the Sintez Guaranty when it learns of such an event and the steps it is taking to minimize losses resulting therefrom. Alcor shall advise the Council of the rights and remedies available to it to seek recovery for such costs, expenses and losses. Any course of action to seek or not seek recovery shall be approved by the Council.

         g. Notwithstanding anything to the contrary in this Agreement, the Parties agree and acknowledge that in the event of a breach of by a Party of any payment obligation to the non-breaching Party under this Agreement, the non-breaching Party may set off all or any portion of monies payable to the breaching Party by the non-breaching Party against the breached payment obligation of the breaching Party.

                                    * * * * *

         IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by a duly authorized representative effective as of the date first above written.

                          ALCOR CHEMIE VERTRIEBS AG

                          By:      /s/ D.J. Kerrison
                                  -------------------------------------
                                   Name: D.J. Kerrison
                                   Title:

                          Date:    December 5, 2001
                                  -------------------------------------


                          ALCOR CHEMIE AG

                          By:      /s/ D.J. Kerrison
                                  -------------------------------------
                                   Name: D.J. Kerrison
                                   Title:

                          Date:    December 5, 2001
                                  -------------------------------------

                          NOOFOT GMBH

                          By:      /s/ Nigel Seddon
                                  -------------------------------------
                                   Name:  Nigel Seddon
                                   Title: Director

                          Date:    December 5, 2001
                                  -------------------------------------

                          ETHYL SERVICES GMBH

                          By:      /s/ Trevor Gigg
                                  -------------------------------------
                                   Name: Trevor Gigg
                                   Title:

                          Date:    December 11, 2001
                                  -------------------------------------

                                   SCHEDULE A

                     Strategic Council Rules and Procedures

Council Membership. The Council shall be composed of six members. Each Party shall in its sole discretion appoint three members to serve as its representatives on the Council. Each Party shall have the right to appoint a new representative to replace a position on the Council previously appointed by that Party which becomes vacant for any reason. Each Party may in its sole discretion remove and/or appoint a substitute representative to a Council position appointed by that Party. The appointment shall be effective upon delivery of written notice to the other Party and members of the Council of such appointment.

                                    * * * * *

                                  Schedule A-1

                                   SCHEDULE B



                         Agreement Proceeds Calculation

                                  Schedule B-1

                                   SCHEDULE C

                                    Services

         The Parties agree that in order to capture the cost synergies and efficiencies that will be generated by implementing this Agreement that the Services provided by the Parties pursuant to this Agreement be rendered in an efficient and cost-effective manner. Each Party agrees that it will continue to examine and implement methods of reducing cost in providing the Services during the term of this Agreement.

         A. ALCOR SERVICES. The description of the Services to be rendered pursuant to this Agreement by or on behalf of Alcor by Veritel or GII pursuant to the Marketing, Supply and Service Agreement and the Purchase and Sales Commission Agreement are set forth in Section A of this Schedule C and are made a part hereof. Each of the Alcor Services shall be rendered by one or more of Alcor and its Affiliates.

         B. ETHYL SERVICES. The description of the Services to be rendered by Ethyl pursuant to this Agreement are set forth in Section B of this Schedule C and are made a part hereof. Each of the Ethyl Services shall be rendered by one or more of Ethyl and its Affiliates.

         The Parties agree that out of proceeds collected by one or more of Alcor and its Affiliates and designees pursuant to this Agreement that the Parties shall be compensated for Alcor Services and Ethyl Services, respectively, rendered by each Party in accordance with Paragraphs 12 and 13 of this Agreement.

         Each Party shall invoice monthly for Services rendered pursuant to this Agreement and payment shall be made to Ethyl in accordance with Paragraph 13 of the Agreement.

                                  Schedule C-1

                                   SCHEDULE D


                                  Schedule D-1


                                Working Capital

                                  EXHIBIT D(i)



                                 Exhibit D(i)-1


Determination of Working Capital Requirements and Cash Settlement of Alcor and Ethyl's Alliance Expenses

                                   SCHEDULE E

                          Dispute Resolution Procedure

1.       Resolution of Legal Disputes.

         With the exception of disputes arising out of a deadlock in the vote of the Council concerning a business issue within the Council's authority, any dispute, controversy or claim arising out of or relating to this Agreement, shall be finally determined by arbitration in accordance with the Rules of Arbitration of the LCIA in London, England, provided that the Parties have been unable to reach a satisfactory resolution through negotiation and mediation under the procedures set forth below.

         1.1      Negotiation.
                  -----------

                  Before proceeding to mediation or arbitration, the Parties shall attempt in good faith to resolve any such dispute promptly by negotiation between senior executives of the respective Parties. Within 25 days of the delivery by one Party to the other Party of a written notice of a dispute, controversy or claim, the receiving Party shall submit to the claiming Party a written response. The notice and response shall include: (1) a short statement of each Party's position and a summary of reasons supporting that position; and (2) the name and position of the executive who will represent the Party and any other person who will accompany the executive in negotiations and include a schedule of the availability of said executive. Within 45 days after delivery of the notice of dispute, the senior executives of both Parties shall meet at a mutually agreeable time and place, and thereafter for so long as they mutually agree, for negotiations in an attempt to resolve the dispute through agreement. All negotiations pursuant to this clause will be treated as confidential and shall be treated as compromise and settlement discussions for purposes of applicable rules of confidentiality, evidence and professional secrecy.

         1.2      Mediation.
                  ---------

                  Either Party may request the services of a mediator to aid the senior executives in resolving the dispute. Unless the Parties otherwise agree, the selection of a mediator shall be made by the Centre for Dispute Resolution ("CEDR") in London, England, and CEDR procedures shall govern the mediation. The Parties and the mediator shall meet within 20 days after the date that the mediator is appointed to begin settlement discussions with the assistance of the mediator. The mediation process shall continue thereafter as long as both Parties agree.

         1.3      Arbitration.
                  -----------

                  If the Parties have been unsuccessful in resolving a dispute under this section through negotiation, either Party may commence binding arbitration of such dispute in accordance with the Rules of the LCIA as follows:


                                  Schedule E-1

                  1.3.1 Unless the Parties agree on a single arbitrator, the arbitral tribunal shall consist of three members; each Party shall select one arbitrator and the LCIA shall select the third arbitrator who shall be knowledgeable concerning the subject matter of the dispute. Each Party may submit to the LCIA for its consideration in making the selection of the third arbitrator the qualifications, knowledge and experience that the Party requests to be considered in said appointment.

                  1.3.2 The place of the arbitration shall be London, England.

                  1.3.3    The language of the arbitration shall be English.

                  1.3.4 The arbitral tribunal shall have the authority to award all forms of relief determined to be just and equitable; provided, however, that the tribunal shall have no authority to award punitive or exemplary damages, or any other damages not measured by the prevailing Party's actual damages.

                  1.3.5 Any arbitral award entered by the tribunal shall be final and binding on the Parties and may be enforced in any court of competent jurisdiction.

2.       Resolution of Strategic Council Deadlock.

         Where there is a deadlock in the vote of the Council by reason of a tie vote among its members concerning a business issue within its authority, any member of the Council who has voted on the issue may initiate the following dispute resolution procedures:

         2.1 Unless otherwise agreed by a majority of the Council, the deadlocked issue shall be first be raised and discussed at a special meeting of the Council called within 30 days in an attempt to resolve the deadlock through negotiation satisfactory to a majority of all of the members of the Council.

         2.2 If the Council vote on the issue remains deadlocked after discussion and negotiation at the second meeting of the Council, either Party may request the services of a mediator to aid the Parties in resolving the deadlocked issue. Should there be no agreement on the identification of a suitable mediator, the appointing authority for selection of a mediator shall be made by the CEDR after consultation with each Party as to the qualifications, knowledge and experience that a mediator should have. Within 45 days from the second Council meeting, the members of the Council shall meet with the assistance of the mediator and, under CEDR procedures, seek to resolve the dispute in a way which is satisfactory to a majority of all the members of the Council. These mediation meetings shall be confidential and shall last for so long as a majority of the Council determines that such meetings are be helpful in resolving the business dispute.


                                  Schedule E-2

         2.3 If such issue remains deadlocked after undergoing the mediation process described in Paragraph 2.2 of this Schedule E to this Agreement, the issue shall be finally resolved by binding arbitration as follows:

         2.3.1 Resolution of such issue shall be referred to arbitration in London, England, under the Rules of Arbitration of the LCIA.

         2.3.2 Unless the Parties agree on a single arbitrator, the arbitral tribunal shall consist of three members, each Party to select one arbitrator and the two arbitrators to select the third arbitrator who will serve as Chairman. In the event that the two arbitrators are unable to agree on the appointment of the third arbitrator, the appointment shall be made in accordance with the LCIA Rules. The Chairman need not be a lawyer but should be knowledgeable concerning the business issue which has resulted in a deadlock. Each Party may submit to the LCIA for its consideration in making the selection of the third arbitrator the qualifications, knowledge and experience that the Party requests to be considered in said appointment.

         2.3.3 As part of its final submission to the arbitral tribunal, each Party shall make a specific proposal to resolve the business issue that is the subject of the arbitration. The power of the arbitral tribunal to render an award shall be limited to adopting one of the specific proposals submitted by the Parties.

         2.3.4 The position adopted by the arbitral tribunal shall be accepted as the action of the Council under this Agreement.

         2.3.5 In arriving at its award the arbitral tribunal shall take into account the following factors:

                  2.3.5.1 Alcor's need in the context of the global business requirements of Octel Corp. to manage the production decline and eventual closing of its AK manufacturing facilities on a long term, cost effective basis as worldwide demand for Product declines.

                  2.3.5.2 The ultimate goal of the Parties is to operate under this Agreement in a way which maximizes long-term profitability for both Parties in marketing Product to customers for use in the Territory.

                  2.3.5.3 The goal of the Parties is to reduce the overall costs of providing services under this Agreement in safely and efficiently marketing and distributing Product in the Territory.

                                  Schedule E-3

3.       Time Is of the Essence

         Each Party agrees that time is of the essence in resolving legal disputes and Council deadlocks. Each Party shall fully cooperate to avoid unnecessary delay in reaching resolution of these matters. Neither Party shall be required to post security by way of a bank guarantee or other collateral to initiate a resolution of a dispute under the provisions of this dispute resolution procedure other than for the administrative costs of proceeding with the dispute resolution process.

                                    * * * * *


                                  Schedule E-4

                                   SCHEDULE F

                                    Insurance

1.       Insurance of Employees and Facilities
         -------------------------------------

                  a. Alcor will effect, and at all times maintain during the term of this Agreement and for so long as any liabilities may arise thereunder, Employers' Liability Insurance to a minimum level required by applicable law, and in any event in an amount of not
                           less than         per occurrence and where applicable
                           Workman's Compensation Act Insurance in respect of each employee provided by Alcor who performs any duties in connection with this Agreement.

                  b. Ethyl will effect, and at all times maintain during the term of this Agreement and for so long as any liabilities may arise thereunder, Employers' Liability Insurance to a minimum level required by applicable law, and in any event in an amount of not
                           less than         per occurrence and where applicable
                           Workman's Compensation Act Insurance in respect of each employee provided by Ethyl who performs any duties in connection with this Agreement.

                  c. Alcor will effect and at all times maintain during the term of this Agreement All Risks usually insured in respect of (including Flood, Quake and Engineering Risks) Property Damage Coverage with the property valued at Full Replacement Cost on the Alcor Affiliate Product manufacturing and related facilities.

2.       Public and Product Liability
         ----------------------------

         Alcor and Ethyl will each effect and at all times maintain during the term of this Agreement, Public and Product Liability insurance in an
         aggregate amount of     (with a deductible amount as agreed between the
         Parties from time to time) with respect to any liabilities for which the Parties are responsible as provided in Paragraphs 16(c)(i), (ii),
         (iii) and (iv) of this Agreement. Each Party shall name the other Party as an additional insured under such insurance.

3.       Cargo Insurance
         ---------------

         Alcor shall effect in the joint names of Alcor and Ethyl, and at all times maintain during the term of this Agreement on mutually agreed terms and conditions, Bulk and Non-Bulk Cargo Insurance to cover shipments of Product to customers in the Territory pursuant to this Agreement. Non-Bulk insurance shall be placed on a CIF plus 10 percent plus value of containers basis. Bulk insurance shall be placed on a FOB value plus 10 percent, plus value of containers where applicable. Any deductible under such policies shall be borne by the Parties in the proportions set forth in Sections A-II and B-II of Schedule C to this


                                  Schedule F-1

         Agreement (irrespective of the cause or reason that the Losses may have arisen and the fault of either Party in relation thereto).

4.       Contingent Non-Bulk Marine Cargo Liability
         ------------------------------------------

         Alcor shall effect in the joint names of Alcor and Ethyl, and at all times maintain during the term of this Agreement on mutually agreed terms and conditions, Contingent Non-Bulk Marine Cargo Insurance to cover Non-Bulk shipments of AK to customers in the Territory pursuant to this Agreement to an amount on conditions to be determined by Alcor. Any deductible under such policy shall be borne by the Parties in the proportions set forth in Sections A-II and B-II of Schedule C to this Agreement (irrespective of the cause or reason that the Losses may have arisen and the fault of either Party in relation thereto).

5.       Insurance Costs
         ---------------

         The portion of the cost of all insurance relating to Agreement Activities pursuant to Paragraphs 3 and 4 of Schedule F to this Agreement shall be included as an expense under Section A-I of Schedule C to this Agreement.

6.       Additional Insurance
         --------------------



                                  Schedule F-2

                                   SCHEDULE G



                                  Schedule G-1